SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported)     May 21, 1998
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                       STORAGE TECHNOLOGY CORPORATION
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             (Exact Name of Registrant As Specified In Charter)


                 Delaware                  1-7534            84-0593263
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  (State or other Jurisdiction of  (Commission File Number)  (IRS Employer
           Incorporation)                                 Identification No.)



           2270 South 88th Street, Louisville, Colorado 80028-4309
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             (Address of Principal Executive Offices) (Zip Code)


     Registrant's telephone number, including area code  (303) 673-5151
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                               Not applicable
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        (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS

    On May 21, 1998, the Registrant announced that its board of directors had approved a two-for-one split of its common stock, to be effected in the form of a stock dividend. The stock split entitles shareholders to receive one additional share of common stock for each outstanding share of common stock held of record as of the close of business on June 5, 1998. The Registrant's transfer agent will distribute the additional shares on June 26, 1998. Based on the number of shares outstanding on May 1, 1998, the number of shares outstanding will increase from approximately 53.6 million to 107.2 million.


ITEM 7.     EXHIBITS

    The following financial statements, pro forma financial information and exhibits, if any, are filed as part of this report:

          (A)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                    Not applicable

          (B)     PRO FORMA FINANCIAL INFORMATION.

                    Not applicable

          (C)     EXHIBITS.

                    None






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
                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        Storage Technology Corporation


                        By:        /s/ Thomas G. Arnold
                             ------------------------------
                                  Thomas G. Arnold
                                   Vice President
                              and Corporate Controller


Date:  May 27, 1998






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